UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 12, 2024

Date of Report (Date of earliest event reported)

SHAKE SHACK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36823	47-1941186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

225 Varick Street, Suite 301 New York, New York	10014
(Address of principal executive offices)	(Zip Code)

(646) 747-7200

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	SHAK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2024, the stockholders of Shake Shack Inc. (“Shake Shack” or the “Company”) voted at the Company’s 2024 annual meeting of stockholders (the “Annual Meeting”) to approve the amendment and restatement of the Company’s Incentive Award Plan (as amended and restated, the “2025 Plan”), as further described in Item 5.07 of this Current Report on Form 8-K below, which is an amendment and restatement of the Shake Shack Inc. 2015 Incentive Award Plan. The Company’s Board of Directors previously approved the 2025 Plan, subject to stockholder approval at the Annual Meeting. The amendment and restatement of the Plan (i) authorizes the issuance of up to 842,321 additional shares of the Company’s Class A Common Stock that may be issued under the Plan, (ii) imposes a minimum vesting requirement on awards of one year, subject to certain limited exceptions, (iii) extends the term of the Plan by 10 years from the date of stockholder approval, and (iv) provides other clarifying and ministerial changes, each as described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting under Proposal 5, as filed with the Securities and Exchange Commission on April 25, 2024, which is incorporated by reference herein.

The foregoing summary description of the 2025 Plan is qualified in its entirety by the full text of the 2025 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders were asked to vote on five proposals: (i) to elect three Class III directors; (ii) to ratify the appointment of Ernst & Young LLP as Shake Shack’s independent registered public accounting firm for the fiscal year ending December 25, 2024; (iii) to conduct an advisory vote on the compensation of named executive officers; (iv) to provide input on the frequency of the non-binding advisory vote approving the compensation of the Company’s named executive officers; and (v) to approve the amendment and restatement of the Company’s Incentive Award Plan. The results of the stockholder vote are set forth below.

Proposal 1 - Election of Directors

Shake Shack’s stockholders elected three nominees, Sumaiya Balbale, Charles Chapman III, and Jeffrey Lawrence, as Class III directors to hold office until the annual meeting of stockholders to be held during Shake Shack’s 2027 fiscal year and until their respective successor is duly elected and qualified. The results of the stockholder vote are set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Sumaiya Balbale	25,622,784	7,042,600	4,939,430
Charles Chapman III	32,460,817	204,567	4,939,430
Jeffrey Lawrence	25,321,892	7,343,492	4,939,430

Proposal 2 - Ratification of the Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 25, 2024

Shake Shack’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 25, 2024. The voting results are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,399,027	181,137	24,650	0

Proposal 3 - Advisory Vote on the Compensation of Named Executive Officers

Shake Shack’s stockholders approved the advisory resolution approving the compensation of Shake Shack’s Named Executive Officers. The voting results are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,558,537	3,080,699	26,148	4,939,430

Proposal 4 - Approval, on an Advisory Basis, of the Frequency of Future Advisory Votes on the Compensation of Shake Shack's Named Executive Officers

Shake Shack stockholders approved, on an advisory basis, a frequency of one year for the non-binding, advisory vote on the frequency of future advisory votes on the compensation of Shake Shack's named executive officers, as set forth below:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
31,708,434	29,915	886,913	40,122	4,939,430

Proposal 5 – Approve the Amendment and Restatement of Shake Shack’s Incentive Award Plan

Shake Shack’s stockholders approved the amendment and restatement of the Company’s Incentive Award Plan, as set forth above in Item 5.02 of this Current Report on Form 8-K. The voting results are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,953,510	692,723	19,151	4,939,430

(d) The Company’s Board of Directors, taking into consideration the final tabulation of votes for Proposal 3, as described above, and consistent with the Company’s Board of Directors’ recommendation, determined that the Company will hold non-binding, advisory votes to approve the compensation of the Company’s named executive officers every year until the next required advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1*	Shake Shack Inc. Amended and Restated 2025 Incentive Award Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shake Shack Inc.
(Registrant)

	By:	/s/ Ronald Palmese, Jr.
Ronald Palmese, Jr.
Date: June 13, 2024		Chief Legal Officer